FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

       First Amendment to the Amended and Restated Rights Agreement ("First Amendment"), dated as of July 29, 1999, between Shaw Industries, Inc., a Georgia corporation (the "Company"), and EquiServe Trust Company, N.A. ("EquiServe"), as successor rights agent to Wachovia Bank, N.A. ("Wachovia"). All capitalized terms used but not defined in this First Amendment shall have the meanings given to them in that certain Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of April 10, 1999, between the Company and EquiServe, as successor to Wachovia.

                               W I T N E S S E T H

       WHEREAS, the Company has appointed EquiServe as successor to Wachovia as Rights Agent under the Rights Agreement

       WHEREAS, as a result of such appointment, EquiServe and the Company desire to amend the Rights Agreement;

       NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements herein set forth, the parties hereto agree as follows:

              1. The Rights Agreement is hereby amended as follows:

              (a) The Rights Agreement is hereby amended by deleting Section 1(h) thereof and substituting in lieu thereof the following:

                     `"Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.'

              (b) The Rights Agreement is hereby amended by deleting Section 1(i) thereof and substituting in lieu thereof the following:

                     `"close of business" on any given date shall mean 5:00 P.M., eastern standard time on such date; provided, however, that if such date is not a Business Day it shall mean such time on the next succeeding Business Day.'

              (c) The Rights Agreement is hereby amended by deleting the second sentence of Section 2 thereof and substituting in lieu thereof the following:

                     "The Company may from time to time appoint such Co-Rights Agents, as it may deem necessary or desirable, upon ten
                     (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent."

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              (d) The Rights  Agreement is hereby  amended by deleting the fifth sentence of Section 22 thereof and substituting in lieu thereof the following:

                     "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited partnership or trust company organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation, limited partnership or trust company described in clause (a) of this sentence."

              2. Except as provided in this First Amendment, all other terms of the Rights Agreement remain in full force and effect.

              3. This First Amendment may be executed by facsimile, in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument.



                                            SHAW INDUSTRIES, INC.

                                            By:      /s/ Bennie M. Laughter
                                                     ---------------------------
                                                     Name: Bennie M. Laughter
                                                     Title: Vice President




                                            EQUISERVE TRUST COMPANY, N.A.

                                            By:      /s/ James J. Robinson
                                                     ---------------------------
                                                     Name: James J. Robinson
                                                     Title: Vice President











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